UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  January 4, 2012

(Date of earliest event reported)

RARE ELEMENT RESOURCES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

001-34852	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

225 UNION BLVD., SUITE 250, LAKEWOOD, COLORADO 80228

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 278-2460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On January 4, 2012, the Registrant issued a press release announcing an updated NI 43-101-compliant mineral resource estimate of rare earth elements ("REE") plus yttrium contained in three deposits in the Bull Hill area of the Company's 100% owned Bear Lodge project in northeastern Wyoming. The new estimate is a 38% increase in Measured and Indicated mineral resources to 6.8 million tons at 3.75% rare-earth oxides ("REO"). The current upgraded Bull Hill resource will be used in the Prefeasibility Study scheduled for completion in Q1 2012.

 A copy of the press release is attached to this report as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1

Press Release dated January 4, 2012*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RARE ELEMENT RESOURCES LTD. (Registrant)

Dated: January 4, 2012	By: /s/ "David Suleski" David Suleski Chief Financial Officer

EXHIBIT INDEX

The following Exhibit relating to 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Press Release dated January 4, 2012

2